Exhibit 99.1

5880 Pacific Center Blvd, San Diego, CA 92121	858-373-1600	www.infosonics.com

Contact:
Jeffrey A. Klausner	John Mills or Allyson Pooley
Chief Financial Officer	Integrated Corporate Relations
858-373-1600	310-954-1100
ir@infosonics.com	jmills@icrinc.com or apooley@icrinc.com

INFOSONICS TO RELEASE SECOND QUARTER 2006 EARNINGS

AND HOST CONFERENCE CALL ON AUGUST 9, 2006

SAN DIEGO, CA, July 26, 2006 — InfoSonics Corporation (AMEX: IFO), one of the fastest growing distributors of wireless handsets in the United States and Latin America, today announced that it will release financial results for its second quarter ended June 30, 2006 on Wednesday, August 9, 2006.  The Company also announced that Joseph Ram, President & Chief Executive Officer, and Jeff Klausner, Chief Financial Officer, will host an investor conference call to discuss the results.

The conference call is scheduled for 1:30 p.m. PDT (4:30 p.m. EDT) on August 9, 2006.  Investors interested in participating in the call can dial 866-202-0886 from the U.S. and enter passcode 58759672. International callers can dial 617-213-8841. There will also be a simultaneous webcast available at www.infosonics.com. A digital replay will be available by telephone for two weeks and may be accessed by dialing 888-286-8010 from the U.S., or 617-801-6888 for international callers, and entering passcode 49617981.

About InfoSonics Corporation

InfoSonics is one of the fastest growing distributors of wireless handsets and accessories in the United States and Latin America. InfoSonics provides end-to-end handset and wireless terminal solutions for network operators in both the United States and Latin America. These solutions include product approval and certification, light assembly, logistics services, marketing campaigns, warranty services and end user support. For more information please visit http://www.infosonics.com.

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